                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                TAB PRODUCTS CO.
                (Name of Registrant as Specified In Its Charter)

                                TAB PRODUCTS CO.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)   Title of each class of securities to which transaction applies:
           ____________________________________________________________________
      2)   Aggregate number of securities to which transaction applies:
           ____________________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ____________________________________________________________________
      4)   Proposed maximum aggregate value of transaction:
           ____________________________________________________________________
      5)   Total fee paid:
           ____________________________________________________________________

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
           ____________________________________________________________________
      2)   Form, Schedule or Registration Statement No.:
           ____________________________________________________________________
      3)   Filing Party:
           ____________________________________________________________________
      4)   Date Filed:
           ____________________________________________________________________

                                TAB PRODUCTS CO.
                               1400 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 7, 1999
                                   -----------


Dear Stockholder:

         You are invited to attend the Annual Meeting of Stockholders of Tab Products Co. (the "Company"), which will be held on Thursday, October 7, 1999, at 2:00 P.M. local time at Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California in the Stanford II Room, for the following purposes:

          1. To elect five (5) members of the Board of Directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

          2. To ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending May 31, 2000.

          3. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on August 16, 1999 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executive office of Tab Products Co.

                                     By Order of the Board of Directors,

                                     /s/ Robert J. Sexton

                                     ROBERT J. SEXTON
                                     SECRETARY


Palo Alto, California
August 25, 1999


STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

                                 TAB PRODUCTS CO.
                               1400 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304

                                   -----------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                   -----------


         The accompanying proxy is solicited by the Board of Directors of Tab Products Co., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, October 7, 1999, at 2:00 P.M. local time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is August 25, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.


                               GENERAL INFORMATION

         ANNUAL REPORT. An annual report and annual report on Form 10-K for the fiscal year ended May 31, 1999, is enclosed with this Proxy Statement.

         VOTING SECURITIES. Only stockholders of record as of the close of business on August 16, 1999, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 5,024,589 shares of Common Stock of the Company, par value $.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

         SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

         VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

         STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth certain information, as of July 31, 1999 with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each of the current executive officers named in the Summary Compensation Table, and (iv) all current directors and executive officers of the Company as a group.


                                                                     SHARES OWNED(1)
                                                               ----------------------------
          NAME AND ADDRESS OF                                      NUMBER      PERCENTAGE
           BENEFICIAL OWNERS                                     OF SHARES      OF CLASS
           -----------------                                     ---------     ------------
Heartland Advisors, Inc....................................       568,300(2)      11.3%
   790 North Milwaukee Street
   Milwaukee, WI 53202

Tab Products Co. Pension, Profit Sharing & Tax
Deferred Savings Trusts....................................       554,297         11.0%
   1400 Page Mill Road
   Palo Alto, CA 94304

T. Rowe Price Associates, Inc..............................       477,000(3)       9.5%
   100 E. Pratt Street
   Baltimore, MD  21202

Dimensional Fund Advisors Inc..............................       394,200(4)       7.8%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401

J. Carlo Cannell d/b/a Cannell Capital Management..........       348,400(5)       6.9%
   600 California Street, 14th Floor
   San Francisco, CA  94108

ROI Capital Management, Inc................................       306,100(6)       6.1%
   17 E. Sir Francis Drake Boulevard, Suite 225
   Larkspur, CA 94939

Joseph L. Harrosh..........................................       305,900(7)       6.1%
   40900 Grimmer Blvd.
   Fremont, CA  94538

Philip C. Kantz............................................       145,567(8)       2.8%

Hans A. Wolf...............................................        64,800(9)       1.3%

Thomas J. Rauscher.........................................        39,039(10)      *

Robert R. Augsburger.......................................        26,575(11)      *

Jerry K. Myers.............................................        19,000(12)      *

David J. Davis.............................................        17,190(13)      *

Joel L. Sitak..............................................        14,855(14)      *

Joanne P. Grba.............................................        10,000(15)      *

Dr. Kathryn S. Hanson......................................         9,000(16)      *

Directors and executive officers as a group (12 persons)...       401,773(17)      7.6%

*Less than 1%


(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) According to a Schedule 13G filed May 5, 1999 by Heartland Advisors, Inc. ("Heartland"), Heartland is deemed to have beneficial ownership of 568,300 shares of the Company's Common Stock. Heartland has sole voting power as to 168,300 shares and sole dispositive power as to 568,300 shares.

(3) According to a Schedule 13G jointly filed February 12, 1999 by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small Cap Value Fund, Inc. ("Price Fund"), such persons are deemed to have beneficial ownership of 477,000 shares and 400,000 shares, respectively, of the Company's Common Stock. The 400,000 shares deemed to be beneficially owned by Price Fund are included in the 477,000 shares deemed to be beneficially owned by Price Associates. Price Associates has sole voting power as to 52,000 shares and sole dispositive power as to 477,000 shares. Price Fund has sole voting power as to 400,000 shares. These securities are owned by various individuals and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. which owns 400,000 shares, representing 8% of the shares outstanding, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) According to a Schedule 13G filed February 11, 1999 by Dimensional Fund Advisors Inc. ("Dimensional"), Dimensional is deemed to have beneficial ownership of 394,200 shares of the Company's Common Stock. Dimensional has sole voting power and sole dispositive power as to such shares.

(5) According to a Schedule 13G filed March 15, 1999 by J. Carlo Cannell d/b/a Cannell Capital Management ("Cannell Capital"), Cannell Capital is deemed to have beneficial ownership of 348,400 shares of the Company's Common Stock. Cannell Capital has sole voting and sole dispositive power as to such shares.

(6) According to a Schedule 13G filed June 16, 1999 by ROI Capital Management, Inc. ("ROI Capital"), ROI Capital is deemed to have beneficial ownership of 306,100 shares of the Company's Common Stock and has sole voting and sole dispositive power as to such shares.

(7) According to a Schedule 13G filed May 19, 1999 by Joseph L. Harrosh, Mr. Harrosh is deemed to have beneficial ownership of 305,900 shares of the Company's Common Stock. Mr. Harrosh has sole voting power and sole dispositive power as to such shares.

(8) Includes 125,000 shares which are subject to options exercisable within 60 days of July 31, 1999. Also includes 1,567 shares allocated to Mr. Kantz's account under the 401(k) Plan as of May 31, 1999, based upon a recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Kantz may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

(9) Includes 14,000 shares which are subject to options exercisable within 60 days of July 31, 1999.

(10) Includes 37,500 shares which are subject to options exercisable within 60 days of July 31, 1999. Also includes 1,239 shares allocated to Mr. Rauscher's account under the 401(k) Plan as of May 31, 1999, based upon a recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Rauscher may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

(11) Includes 9,000 shares which are subject to options exercisable within 60 days of July 31, 1999.

(12) Includes 9,000 shares which are subject to options exercisable within 60 days of July 31, 1999.

(13) Includes 10,000 shares which are subject to options exercisable within 60 days of July 31, 1999 and 300 shares held indirectly by Mr. Davis in his father's name. Also includes 390 shares allocated to Mr. Davis' account under the 401(k) Plan as of May 31, 1999, based on a recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Davis may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

(14) Includes 14,750 shares which are subject to options exercisable within 60 days of July 31, 1999. Also includes 105 shares allocated to Mr. Sitak's account under the 401(k) Plan as of May 31, 1999, based on a recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Sitak may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

(15) Includes 10,000 shares which are subject to options exercisable within 60 days of July 31, 1999.

(16) Includes 9,000 shares which are subject to options exercisable within 60 days of July 31, 1999.

(17) Includes 253,250 shares which are subject to options exercisable within 60 days of July 31, 1999. Also includes 16,373 shares allocated to individual executive officer's accounts under the 401(k) Plan as of May 31, 1999, based upon a recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, such executive officers may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

                              ELECTION OF DIRECTORS

         The Company's Board of Directors consists of five (5) directors: Robert
R. Augsburger, Dr. Kathryn S. Hanson, Philip C. Kantz, Jerry K. Myers and Hans
A. Wolf. Management's five (5) nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below. Each of the nominees was elected to his or her present term of office at the 1998 Annual Meeting of Stockholders. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as Management may designate. If elected, the nominees will serve as directors until the Company's 2000 Annual Meeting of Stockholders, and until their successors are elected and qualified. During 1998 Robert Cecil resigned from the Board of Directors and the authorized number of directors was reduced from six (6) to five (5).

         If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes" will be counted as present for purposes of determining if a quorum is present.

NAME                      POSITION WITH THE COMPANY        AGE    DIRECTOR SINCE
----                      -------------------------        ---    --------------
Robert R. Augsburger      Director                         73          1976
Dr. Kathryn S. Hanson     Director                         50          1996
Philip C. Kantz           Director, President and Chief    55          1997
                          Executive Officer
Jerry K. Myers            Director                         58          1996
Hans A. Wolf              Chairman of the Board            71          1992

         ROBERT R. AUGSBURGER. Mr. Augsburger has been a director of the Company since September 1976. Mr. Augsburger is also a consultant. Mr. Augsburger was a Lecturer in Management at the Graduate School of Business at Stanford University from April 1986 to December 1994, and from 1978 to January 1987 he was Executive Director of Peninsula Open Space Trust, a non-profit land conservation organization.

         DR. KATHRYN S. HANSON. Dr. Hanson has been a director of the Company since April 1996. Dr. Hanson is president of The Hanson Group, a strategic management and marketing consulting practice for high technology companies, which she founded in 1988. Dr. Hanson was the Chairperson and Founder of CustomerCast, Inc., a software company specializing in state-of-the-art internet technology, which was started in January 1997. Prior to that, she spent three years with Convergent, Inc., where her last position was Director of Marketing, Cluster Systems Division.

         PHILIP C. KANTZ. Mr. Kantz has been President, Chief Executive Officer and a director of the Company since January 1997. He served as President, Chief Operating Officer and a director of Trans Ocean Ltd., a privately held transportation equipment leasing company, from October 1995 to October 1996. In 1995, he served as President and Chief Executive Officer of The Sandros Enterprise, a private consulting firm. From February 1994 to January 1995, he served as President, Chief Executive Officer and a director of Transcisco Industries, Inc., an industrial services company. From October 1992 through September 1993, Mr. Kantz served as President and Chief Executive Officer of Genetrix, Inc., a biotechnology services business. Mr. Kantz also serves as a director of 3Com Corporation and Franklin Ophthalmic Instruments Co.

         JERRY K. MYERS. Mr. Myers has been a director of the Company since April 1996. Since April 1999 he has been president and chief executive officer of DigiTrace Care Services, Inc., a sleep services and neurodiagnostic monitoring company. Since December 1995 he has been chairman of Medcor, Inc., a workers' compensation managed care firm. Since January 1995 Mr. Myers has been a partner in the healthcare investment firm of CroBern Management Partnership, LLP. From 1990 to 1994 he served as President, Chief Executive Officer and a director of Steelcase, Inc. From 1986 through 1990 he was employed by TRW, Inc. serving as general manager of the automotive sector. Mr. Myers is also a director of DigiTrace Care Services, Inc.

         HANS A. WOLF. Mr. Wolf has served as a director of the Company since February 1992 and as Chairman of the Board since February 1995. Mr. Wolf was the Vice Chairman of Syntex Corporation ("Syntex") from October 1985 to December 1993, and was the Chief Administrative Officer at Syntex from October 1985 to February 1992. Mr. Wolf is also chairman of Network Equipment Technologies, Inc. and a director of Hyal Pharmaceutical Corporation.

         BOARD MEETINGS. During fiscal 1999, the Board held seven (7) meetings. No director serving on the Board during fiscal 1999 attended fewer than 75% of such meetings of the Board and the Committees on which he or she served.

         COMMITTEES OF THE BOARD. The Company has an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. Messrs. Augsburger and Wolf were members of the Audit Committee during fiscal 1999. During fiscal 1999, the Audit Committee held three (3) meetings.

         The Compensation Committee's function is to review and grant stock options and recommend salary levels for executive officers and certain other management employees. Mr. Augsburger and Dr. Hanson were members of the Compensation Committee during fiscal 1999. During fiscal 1999, the Compensation Committee held four (4) meetings. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

         The Nominating Committee interviews and recommends action to the Board regarding any potential member of the Board of Directors. Messrs. Augsburger and Wolf were members of the Nominating Committee during fiscal 1999. During fiscal 1999, the Nominating Committee held one (1) meeting.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         EXECUTIVE COMPENSATION. The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of May 31, 1999 whose total salary and bonus for the fiscal year ended May 31, 1999 exceeded $100,000, for services in all capacities to the Company and its subsidiaries, during the fiscal years ended May 31, 1999, 1998 and 1997.


                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                              ------------------------------------------------------    -----------------------------------------
                                                                                            SECURITIES            ALL OTHER
NAME AND PRINCIPAL                                                                          UNDERLYING            COMPENSA-
POSITION                          YEAR             SALARY                BONUS                OPTIONS              TION(6)
----------------------------- -------------  -------------------  -------------------   -------------------  --------------------
     Philip C. Kantz(1)           1999          $   227,048(5)         $        0                    0             $    4,496
   Director, President and        ----
   Chief Executive Officer        1998          $   300,000            $  150,000                    0             $    4,200
                                  ----
                                  1997          $   105,437            $   50,000              250,000             $    1,500
                                  ----

     David J. Davis(2)            1999          $   196,625            $        0               30,000             $    2,206
                                  ----
   Senior Vice President,         1998          $   155,177            $   66,000               20,000             $   20,528(7)
                                  ----
   Operations, and Chief          1997          $        --            $       --                   --             $       --
                                  ----
     Financial Officer

     Thomas J. Rauscher           1999          $   182,585            $        0               10,000             $    3,900
                                  ----
      Vice President,             1998          $   169,105            $   51,917                    0             $    2,411
                                  ----
Manufacturing & Distribution      1997          $   162,398            $   18,750                    0             $    3,314
                                  ----

     Joanne P. Grba(3)            1999          $   169,170            $        0               30,000             $      330
                                  ----
 Vice President, Marketing        1998          $   134,244            $   60,000               20,000             $      165
                                  ----
                                  1997          $        --            $       --                   --             $       --
                                  ----

      Joel L. Sitak(4)            1999          $   168,845            $        0               34,000             $   32,253(8)
                                  ----
   Vice President, North          1998          $    99,528            $   38,355                    0             $      163
                                  ----
       American Sales             1997          $    90,687            $    6,837               10,000             $      172
                                  ----


(1) Mr. Kantz was appointed President, Chief Executive Officer and a director of the Company in January 1997.

(2) Mr. Davis was appointed Senior Vice President, Operations of the Company in June 1997 and Chief Financial Officer in May 1998. During the fiscal year ended May 31, 1999 there was outstanding to Mr. Davis a non-interest bearing note payable to the Company. See "EXECUTIVE COMPENSATION AND OTHER MATTERS - Certain Relationships and Related Transactions."

(3)  Ms. Grba was appointed Vice President, Marketing of the Company in July
     1997.

(4) Mr. Sitak was appointed Vice President, North American Sales of the Company in May 1998.

(5) The difference between the 1999 and 1998 compensation reflects the Chief Executive Officer's decision to forego compensation to ensure an earnings neutral impact of the Company's annual holiday bonus to non-executive employees.

(6) Includes amounts deferred in the Company's Tax Deferred Savings Plan ("401(k) Plan") for Messrs. Kantz, Davis, Rauscher and Sitak in the amounts of $2,269, $1,693, $3,387 and $708, respectively, during the fiscal year ended May 31, 1999. Also includes annual premiums paid by the Company for life insurance policies for Messrs. Kantz, Davis, Rauscher, Ms. Grba and Mr. Sitak in the amounts of $2,227, $513, $513, $330 and $109, respectively.

(7)  Includes $20,195 in relocation expenses paid to Mr. Davis during fiscal
     1998.

(8)  Includes $31,436 in relocation expenses paid to Mr. Sitak during fiscal
     1999.


         STOCK OPTIONS GRANTED DURING FISCAL 1999. The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended May 31, 1999 to the persons named in the Summary Compensation Table.


                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                            AT ASSUMED ANNUAL RATES OF
                                                                                             STOCK PRICE APPRECIATION
                                          INDIVIDUAL GRANTS IN FISCAL 1999                      FOR OPTION TERM (3)
                             ----------------------------------------------------------     ---------------------------

                               NUMBER OF       % OF TOTAL
                              SECURITIES        OPTIONS
                              UNDERLYING       GRANTED TO     EXERCISE OR
                                OPTIONS        EMPLOYEES         BASE         EXPIRATION
NAME                          GRANTED (1)      IN FISCAL       PRICE (2)         DATE          5% ($)         10% ($)
                                                  YEAR          ($/SH)
---------------------------  ------------     ------------  ------------     ------------  ------------   ------------
Philip C. Kantz                      0            0%              N/A            N/A             __             __

David J. Davis                  30,000           17%            $12.50         7/16/08      $ 235,800        $ 597,600

Thomas J. Rauscher              10,000            6%            $12.50         7/16/08      $  78,600        $ 199,200

Joanne P. Grba                  30,000           17%            $12.50         7/16/08      $ 235,800        $ 597,600

Joel L. Sitak                   20,000           11%            $11.88         7/08/08      $ 149,400        $ 378,600
                                14,000            8%            $12.50         7/16/08      $ 110,000        $ 278,900


(1) Options granted under the Company's 1991 Stock Option Plan (the "Option Plan") on July 8, 1998 vest, in general, at a rate of 25% per year over four (4) years and options granted under the Option Plan on or after July 16, 1998 vest, in general, at a rate of 37 1/2% after eighteen (18) months with the remaining 62 1/2% vesting quarterly over the next fourteen (14) quarters. Under the Option Plan, the Board of Directors retains discretion to modify the terms of outstanding options.

(2)  All options were granted at fair market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. Shares of stock purchased at $11.88 and $12.50 per share in fiscal 1999 would yield profits of approximately $7.47 and $7.86 per share, respectively, at 5% appreciation over ten years, or approximately $18.93 and $19.92 per share, respectively, at 10% appreciation over the same period.

     OPTION EXERCISES AND FISCAL 1999 YEAR-END VALUES. The following table provides the specified information concerning unexercised options held as of May 31, 1999, by the persons named in the Summary Compensation Table. None of the persons named in the Summary Compensation Table exercised options in fiscal 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                        AND FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED IN-THE-MONEY
                                             OPTIONS AT 5/31/99                  OPTIONS AT 5/31/99(2)

NAME                                   EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
-----------------------------------   -------------      -------------      -------------      -------------
Philip C. Kantz                           112,500            137,500           $    0              $    0

David J. Davis                              5,000             45,000           $    0              $    0

Thomas J. Rauscher                         37,500             22,500           $    0              $    0

Joanne P. Grba                              5,000             45,000           $    0              $    0

Joel L. Sitak(1)                            9,750             40,250           $  500              $    0

(1) Mr. Sitak was appointed Vice President, North American Sales of the Company in May 1998.

(2) Valuation based on the difference between the option exercise price and the fair market value of the Company's Common Stock on May 31, 1999 (which was $6.50 per share, based on the closing trade price of the common stock on the American Stock Exchange on such date).


         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. The Company has entered into an employment agreement with Philip C. Kantz, the Company's President and Chief Executive Officer. Pursuant to Mr. Kantz's employment agreement, he is to receive an annual salary of $300,000. Mr. Kantz is eligible to receive annual bonuses based upon the Company's achievement of various financial and/or other goals established by the Board of Directors of the Company for up to 100% of his then current annual base salary, with a target bonus equal to 60% of his then current annual base salary for fiscal years 1999 and 2000. In the event of a Transfer of Control, as defined under the agreement, all such options will become fully vested and exercisable as of the date ten days prior to the consummation of such Transfer of Control. In the event that Mr. Kantz is terminated by the Company without cause or in the event that Mr. Kantz resigns from his position with the Company for "Good Reason," as defined in the agreement, Mr. Kantz will be entitled to receive severance payments at his final base salary and target bonus rate, less applicable withholding, for a period of two years following the date of termination.

         In addition, the Company has entered into a form of change of control agreement with certain of its current executive officers. In general, the agreements provide that if within one month prior to or twelve months following a Change of Control of the Company, as defined in the agreement, such executive officer's employment is terminated as a result of Involuntary Termination, as defined in the agreement, such executive officer will continue to receive 150% of his or her annual base salary at the time of such termination, plus 150% of his or her annual bonus at the "on target" level for the fiscal year in which the executive officer is terminated and reimbursement for up to twelve months of COBRA premiums paid by him or her for continued group health insurance coverage. Such severance rights terminate upon the earlier of (i) twelve months from the date of such executive officer's termination or (ii) upon commencement of new employment by such executive officer.

         Options granted under the Company's Option Plan contain provisions pursuant to which unexercised options become immediately exercisable upon a "Transfer of Control" as defined under the Option Plan and terminate to the extent they are not exercised as of the consummation of the Transfer of Control.

         COMPENSATION OF DIRECTORS. The Company pays each of its outside directors $15,000 per year, plus an additional $1,000 for each Board and Committee meeting attended, as compensation for their services as members of the Board of Directors of the Company. An additional $500 is paid to each Committee Chairman for each committee meeting attended. During the fiscal year ended May 31, 1999, the Chairman of the Board received an additional $30,000 for his services to the Company in that capacity. In addition, the Company's 1996 Outside Directors Stock Option Plan (the "Directors Plan") provides for initial grants of options to purchase 10,000 shares of the Common Stock of the Company to non-employee directors at the fair market value on the date of grant. The Directors Plan further provides for the automatic annual grant of an additional option to purchase 2,000 shares of the Common Stock of the Company on the date of each annual meeting of stockholders after adoption of the plan to each non-employee director of the Company remaining a member of the Board of Directors of the Company. Each of Messrs. Augsburger, Myers and Wolf and Dr. Hanson will be automatically granted an annual option to purchase 2,000 shares of the Common Stock of the Company on the date of the 1999 Annual Meeting of Stockholders.

         The following table provides the specified information concerning all compensation paid to persons who were directors of the Company at the end of fiscal 1999, who are not named in the Summary Compensation Table.

                            DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                                                                       STOCK APPRECIATION
                                                 CASH COMPENSATION              SECURITY GRANTS(2)     FOR OPTION TERM(3)
                                                 -----------------              ------------------   -----------------------

                                                                                   NUMBER OF
                                             ANNUAL                                SECURITIES
                NAME                     RETAINER FEES        MEETING FEES      UNDERLYING OPTIONS       5%           10%
------------------------------------     ------------         -------------       -------------   ------------  ------------
Robert R. Augsburger                        $15,000            $15,000                2,000          $9,000       $22,700

Dr. Kathryn S. Hanson                       $15,000            $14,000                2,000          $9,000       $22,700

Jerry K. Myers                              $15,000            $10,500                2,000          $9,000       $22,700

Hans A. Wolf                                $45,000(1)         $10,500                2,000          $9,000       $22,700

(1) Includes $30,000 paid to Mr. Wolf in compensation for his services to the Company as Chairman of the Board of Directors.

(2) The automatic annual grant to purchase 2,000 shares was granted at the fair market value ($7.125) on the date of the 1998 Annual Meeting of Stockholders, October 29, 1998. These shares become immediately exercisable on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange

     Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholder's continued service to the company. The amounts reflected in this table may not necessarily be achieved. Shares of stock purchased at $7.125 per share in fiscal 1999 would yield profits of approximately $4.50 per share at 5% appreciation over ten years, or approximately $11.35 at 10% appreciation over the same period.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. In September 1997, the Company lent Mr. Davis $100,000, as a non-interest bearing note. The note, secured by a deed of trust, is payable upon demand, or in 2002 if the note has not been called by that time. The entire amount of the note is currently outstanding.

                      COMPARISON OF STOCKHOLDER RETURN (1)


         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index and the S&P Office Equipment & Supplies Index for the period commencing on June 1, 1994 and ending on May 31, 1999.





                                                                Cumulative Total Return
                                            --------- ---------- --------- --------- ----------- ---------
                                                5/94       5/95      5/96      5/97        5/98      5/99
Tab Product Co.                                  100         65        81       105         165        76
Russell 2000                                     100        110       150       160         198       192
S & P Office Equipment & Supplies                100        113       160       218         274       360

(1) Assumes that $100.00 was invested on May 31, 1994 in the Company's Common Stock and in each index, and that all dividends were reinvested. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is currently comprised of two (2) outside members of the Board of Directors and is responsible for setting and monitoring policies governing the compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, sets salary and incentive levels and grants options under the Option Plan. The objectives of the Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee also seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment.

         SALARY. Salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications in similar industries. In determining executive officer salaries, the Compensation Committee has approved the use by management of information from salary surveys.

         The Compensation Committee annually assesses the performance and recommends to the Board of Directors the salary and overall compensation for the Company's President and Chief Executive Officer. The President and Chief Executive Officer annually assesses the performance of all other executive officers and recommends salary increases to the Compensation Committee based on a number of factors such as performance evaluations, comparative data and other relevant factors. The Compensation Committee then reviews and approves the increases for any person with total compensation over $100,000.

         In addition to reviewing performance evaluations, the Compensation Committee also reviews the financial condition of the Company in setting salaries.

         The compensation for the Company's President and Chief Executive Officer is based on the January 1997 employment agreement between the Company and the President and Chief Executive Officer, the terms of which were reached on the basis of arm's length negotiation between the Company and the President and Chief Executive Officer in 1997, and approved by the Compensation Committee. The Compensation Committee confirmed with an independent compensation consultant at the time of these negotiations that the salary approved by the Compensation Committee was appropriate for a President and Chief Executive Officer in the Company's size, geographic location and industry.

         ANNUAL INCENTIVE. The Compensation Committee administers an incentive plan to provide additional compensation to executives who meet established performance goals for the Company. In consultation with the Chief Executive Officer, the Compensation Committee annually determines the total amount of cash bonuses available for executive officers and certain other management employees. For fiscal 1999, awards under this bonus plan were contingent upon the Company's attainment of revenue and operating profit targets set by the Compensation Committee in consultation with the Chief Executive Officer. The target amount of bonuses for the Chief Executive Officer and senior executive officers was set by the Compensation Committee; the amount of individual bonuses for the remaining executive officers and other management was proposed by the Chief Executive Officer and is subject to approval by the Compensation Committee. Awards are weighted so that higher awards are received when the Company's performance reaches maximum targets and smaller awards are received when the Company's performance reaches minimum targets and no awards are made when the Company does not meet minimum performance targets. After the total eligible bonus pool is determined, annual incentives are paid to executive officers, based on their individual performance as determined by the Company's President and Chief Executive Officer. During fiscal 1999, the Company's President and Chief Executive Officer was eligible under his employment agreement to receive a bonus of up to 100% of his then current base salary, with a target bonus equal to 60%. The Company's performance in fiscal 1999 did not reach minimum targets and no bonuses were paid to any executive officers. Consistent with the Company's objective of aligning compensation with performance, the Company anticipates that future bonus payments will be based on specific targets and performance.

         STOCK OPTIONS. The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Option Plan at the then current market price. Stock options will only have value if the Company's stock price increases over the exercise price.

         The Compensation Committee grants options to executive officers after consideration of recommendations from the Chief Executive Officer. Recommendations for options are based upon the relative position, responsibilities of each executive officer, previous and expected contributions of each officer to the Company, previous option grants to such executive officers and customary levels of option grants for the respective position in other comparable companies. The Committee changed the vesting schedule for options granted after July 8, 1998 in order to provide further retention incentives to key employees. Options granted on or after July 16, 1998 vest, in general, at a rate of 37 1/2% after eighteen (18) months with the remaining 62 1/2% vesting ratably over the next fourteen (14) quarters. Options made on or prior to July 8, 1998 vested, in general, at a rate of 25% per year over four
(4) years. No grant of options was made to the Company's President and Chief Executive Officer during fiscal 1999 in light of his then current equity position. Consistent with the Company's objective of aligning compensation with performance, the Company anticipates that future grants to incumbent executive officers will be based on specific targets and performance.

         The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1991 Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.


                                           COMPENSATION COMMITTEE

                                           Robert R. Augsburger, Chair
                                           Dr. Kathryn S. Hanson

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending May 31, 2000. Deloitte & Touche LLP has acted in such capacity since its appointment during the fiscal year ended May 31, 1992. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so. Such representative is expected to be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 2000.


                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

         Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 1400 Page Mill Road, Palo Alto, California, 94304, not later than April 21, 2000, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                         By Order of the Board of Directors,

                                         /s/ Robert J. Sexton

                                         ROBERT J. SEXTON
                                         SECRETARY

August 25, 1999

                               TAB PRODUCTS CO.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                     SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Philip C. Kantz and Robert J. Sexton, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Tab Products Co. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California in the Stanford II Room on Thursday, October 7, 1999, at 2:00 P.M. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, (3) Annual Report of the Company for the fiscal year ended May 31, 1999 and (4) Annual Report of the Company on Form 10-K for the fiscal year ended May 31, 1999.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
                                                         Please mark
                                                         your votes
                                                         as indicated
                                                         in this
                                                         example  /X/


     1.  Election of the following directors:

              [  ] FOR the nominees                   [  ] WITHHOLD AUTHORITY
                   listed below (except                    to vote for the
                   as marked to the                        nominees listed
                   contrary below)                         below

     (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)

                                 Robert R. Augsburger
                                 Dr. Kathryn S. Hanson
                                 Philip C. Kantz
                                 Jerry K. Myers
                                 Hans A. Wolf

     2. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending May 31, 2000.

              [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.  IF NO
SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

[ ]  CHECK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

[ ]  CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

               TAX DEFERRED SAVINGS PLAN (401(k)) PARTICIPANTS

     If you choose not to vote your shares, they will be voted by the Plan Trustee proportionately as to the shares that are voted.

Signature(s): ___________________________        Dated:__________________, 1999


-------------------------------------------------------------------------------
                              - FOLD AND DETACH HERE -

-------------------------------------------------------------------------------

                              TAB PRODUCTS CO.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                     SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Philip C. Kantz and Robert J. Sexton, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Tab Products Co. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California in the Stanford II Room on Thursday, October 7, 1999, at 2:00 P.M. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, (3) Annual Report of the Company for the fiscal year ended May 31, 1999 and (4) Annual Report of the Company on Form 10-K for the fiscal year ended May 31, 1999.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

-------------------------------------------------------------------------------
                          - FOLD AND DETACH HERE -

-------------------------------------------------------------------------------

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     1.   Election of the following directors:

              [  ] FOR the nominees                   [  ] WITHHOLD AUTHORITY
                   listed below (except                    to vote for the
                   as marked to the                        nominees listed
                   contrary below)                         below)

     (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)

                                 Robert R. Augsburger
                                 Dr. Kathryn S. Hanson
                                 Philip C. Kantz
                                 Jerry K. Myers
                                 Hans A. Wolf

     2. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending May 31, 2000.

              [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO
SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

[ ]  CHECK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

[ ]  CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.



Signature(s): ___________________________________   Dated:_______________, 1999

-------------------------------------------------------------------------------
                          - FOLD AND DETACH HERE -